UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2014
(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  The purpose of this 8-K/A report is to disclose the committee assignments of Director David Bouffard, which had not yet been made at the time of the original 8-K filing announcing his appointment to the Boards of the Company and its subsidiary.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  As previously reported, on September 23, 2014, the Boards of Directors of Community Bancorp. (the “Company”) and its wholly-owned subsidiary, Community National Bank (the “Bank”) unanimously appointed David Bouffard, age 57, to the Boards of Directors of the Company and the Bank.  Mr. Bouffard fills the vacancy created by the recent retirement of long-serving director Anne T. Moore, with a term expiring at the Company’s 2015 Annual Meeting of Shareholders.

Mr. Bouffard has been appointed to serve on the Audit and Corporate Governance Committees of the Company’s Board and on the Community Reinvestment Act (CRA) Committee of the Bank’s Board.

Additional information about Mr. Bouffard is contained in the Company’s 8-K report filed with the Commission on September 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: November 12, 2014	By:	/s/ Stephen P. Marsh
Stephen P. Marsh, Chairman,
President & Chief Executive Officer